EXHIBIT 10.7












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                                OPTION AGREEMENT
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     FOR VALUE RECEIVED, PACIFICHEALTH LABORATORIES, INC. (the "Company"), a
Delaware corporation, hereby grants to BIG SKY, INC. ("Optionee"), a corporation with a business address c/o International Management Group, One Erieview Plaza, Suite 1300, Cleveland Ohio 44114, an option to purchase shares of its Common Stock, par value $.0025, upon and subject to the following terms and conditions:

     1. Background. Optionee and the Company are entering into an endorsement agreement (the "Endorsement Agreement") simultaneously herewith which provides for the use by the Company of the name, likeness and endorsement of Joe Montana in connection with the advertisement and promotion of certain of the products. As part of the compensation to be paid to Optionee pursuant to the Endorsement Agreement, the Company has agreed to grant to Optionee the option to purchase twenty-five thousand (25,000) shares of its Common Stock (the "Option Shares"). This Option Agreement represents and sets forth in full the rights granted and conveyed to Optionee by the Company to purchase the Option Shares, as contemplated by the Endorsement Agreement.

     2. Term of Option and Exercise Price.

     (a) The price at which Optionee shall be entitled to purchase the Option Shares upon exercise of the Option (the "Exercise Price") shall be the price at which the Company's Common Stock is first sold by it to the public pursuant to an effective registration statement under the Securities Act of 1933 (the "IPO Registration Statement").

     (b) The Option may be exercised by Optionee at any time during a five year term (the "Option Term") commencing on the effective date of the IPO Registration Statement (the "Effective Date") and ending on the fifth anniversary of the Effective Date. If Optionee fails to exercise the Option within the Option Term, the Option shall expire.

     3. Method of Exercise or Conversion.

     (a) During the Option Term, Optionee may exercise the Option, in whole or from time to time in part, by giving the Company written notice to that effect, accompanied by payment for the Option Shares (the "Notice of Exercise"). Optionee shall pay for the Option Shares (i) in cash, (ii) by Optionee's personal check payable to Company's order (in which case the effectiveness of the exercise shall be subject to collection of such funds), (iii) by assigning or transferring to the Company shares of its Common Stock then held by Optionee or Option Shares then subject to purchase upon exercise of the Option (a "cashless exercise" of the



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Option), the shares so assigned or transferred to be valued at the fair market value of such shares as of the date as of the date the Notice of Exercise is given (the "Exercise Date"), or (iv) in such other manner as the Company and the Optionee may agree upon.

     (b) For purposes of sub-section (a)(iii) above, the term "fair market value" shall mean, if the Company's Common Stock is then listed on a national securities exchange or traded on the NASDAQ/National Market System or NASDAQ/Small Capitalization Market System immediately preceding the date of exercise, the closing price of the Common Stock on the last trading day preceding the Exercise Date on which the Common Stock traded. If the Common Stock is not listed or traded on a national stock exchange or the NASDAQ Stock Market, the term "fair market value" shall be the mean between the high "bid" and low "asked" price for the Common Stock quoted on the NASD Bulletin Board, and, if not quoted on the NASD Bulletin Board, as set forth in the "pink sheets" published by the National Quotation Bureau, Inc. If the closing price or price quote data is not available under any of the aforementioned alternatives, the term "fair market value" shall mean an amount equal to the price at which shares of Common Stock were last issued by the Company, unless, within ten (10) days following the Exercise Date, the Board of Directors of the Company, acting in good faith, adopts a resolution fixing a fair market value of the Common Stock of the Company which is greater or lesser than such price, in which case the fair market value of the Common Stock as of the Exercise Date shall be the value as set forth in such resolution.

     (c) Tender of payment of the Exercise Price shall not be required to the extent that Optionee's interest in Option Shares is assigned to the Company pursuant to the cashless exercise method of payment set forth in sub-section
(a)(iii) above. In lieu of tender of payment, Optionee shall state in its Notice of Exercise that it is electing the cashless method of payment set forth in sub-section (a)(iii) above with respect to its interest in Option Shares to the extent necessary to pay the Exercise Price.

     (d) If, prior to the Effective Date, the Company should merge with or into another corporation (other than a merger or consolidation in which the Company is the continuing or surviving corporation), or sell, lease or convey the property of the Company as an entirety or substantially as an entirety, then, in any such event, without the necessity of any payment or other action by or on behalf of Optionee and in satisfaction of all obligations of the Company to Optionee hereunder, Optionee's rights hereunder shall be converted into the right to receive fifty (50%) percent of all shares of stock and/or other securities, property, cash or any combination thereof which would have been received by Optionee in exchange or payment for, or in respect of, the Option Shares upon such consolidation, merger, sale, lease or conveyance had Optionee owned the Option Shares at the record date for and the


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effective date of any such consolidation or merger, sale, lease or conveyance.

     4. Anti-Dilution Protection.

     (a) In case the Company shall (i) issue additional shares of Common Stock as a dividend on outstanding shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a lesser number of shares, then, upon any such event, the number of Option Shares shall be proportionately adjusted so that the number of Option Shares will continue to represent the same proportionate inchoate interest in the Company as prior to such event.

     (b) If the number of Option Shares is adjusted pursuant to the preceding paragraph by reason of any dividend, distribution, subdivision, combination or reclassification, the record date for which is later than the Effective Date, the Exercise Price in effect at the time of the record date for such dividend, distribution, subdivision, combination or reclassification shall be adjusted in inverse proportion to the adjustment in the number of Option Shares.

     (c) If, after the Effective Date, the Company should merge with or into another corporation (other than a merger or consolidation in which the Company is the continuing or surviving corporation), or sell, lease or convey the property of the Company as an entirety or substantially as an entirety, Optionee shall have the right thereafter to acquire upon exercise of the Option, in lieu of the Option Shares, the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would have been received by Optionee upon such consolidation, merger, sale, lease or conveyance had Optionee owned the Option Shares immediately prior to such consolidation, merger, sale, lease or conveyance.

     (d) In case of any reclassification or change in the Option Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) in the Option Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), Optionee shall have the right thereafter to acquire upon exercise of the Option the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would have been received by


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the Optionee had Optionee owned the Option Shares immediately prior to such reclassification, change, consolidation or merger.

     (e) The term "Option Shares" as used herein shall include any shares of stock, other securities, property, cash or combination thereof which Optionee would become entitled to receive upon exercise of the Option following an event described in subparagraph (c) or (d) above.

     5. Restriction on Transfer of Option Shares.

     (a) Unless registered under the Securities Act of 1933 (the "Act"), neither the Option nor the Option Shares shall be transferrable unless, in the opinion of counsel reasonably satisfactory to the Company, an exemption from registration under applicable securities laws is available. The Option Shares shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Option Shares shall bear the following legend and any other legend which counsel for the Company may deem necessary or advisable:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (b) Optionee shall have no rights or privileges of a shareholder of the Company, including, but not limited to, voting rights, in respect of the Option Shares unless and until the Option is exercised, after which time the Company agrees that Optionee shall be the beneficial owner of the Option Shares purchased upon such exercise.

     6. Covenants/Representations of the Company.

     (a) The execution, delivery and performance of this Option Agreement and the consummation of the transactions contemplated hereby and thereby will not
(i) constitute a breach or violation of or default under the Certificate of Incorporation or the Bylaws of the Company, or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or to


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which the Company of any of its properties or assets may be subject, other than, in the case of clause (ii), such events that would not, either individually or in the aggregate, prevent or delay the consummation of the transactions contemplated hereby. The (i) execution, delivery and performance of this Agreement by the Company will not require the consent or approval of any other party, and (ii) the execution, delivery and performance by the Company of this Option Agreement and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company is subject. To the knowledge of the Company, no challenges to the validity or effectiveness of this Agreement, or any other agreement or instrument necessary to consummate the transactions contemplated hereby, have been made by any governmental authority or other person.

     (b) Upon payment of the Exercise Price, Optionee will acquire, good and valid title to the Option Shares, free and clear of any lien, charge, encumbrance, security interest, claim or right of others of whatever nature other than the requirements of federal and state securities laws respecting limitations on the subsequent transfer thereof.

     (c) The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Option, the number of Option Shares from time to time issuable upon full exercise of the Option. Option Shares, when issued, shall be validly issued, fully paid, and nonassessable with no liability on the part of Optionee by reason of its ownership thereof.

     7. Registration of Option Shares.

     (a) The Company shall register the Option Shares for sale in the IPO Registration Statement, and shall use its reasonable best efforts to maintain the effectiveness of such Registration Statement until the later of (i) six months following the effective date of such Registration Statement, or (ii) the second anniversary of the date of this Option Agreement. In connection with the registration of the Option Shares, Optionee shall provide to the Company, on a timely basis, such information Statement concerning Optionee and any proposed disposition of Option Shares by Optionee as the Company may request for inclusion in the IPO Registration. All expenses of such registration shall be borne by the Company.

     (b) Notwithstanding the foregoing, Optionee agrees that no Option Shares will be sold pursuant to the IPO Registration Statement without the Company's prior written consent for a period of nine (9) months following the effective date of such Registration Statement.


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     8. Notices.

     (a) Notices required or permitted hereunder shall be given in writing by express mail or first class mail, return receipt requested, postage prepaid and addressed as follows:

          To the Company: At its principal executive office as set forth in its most recent periodic report filed with the Securities and Exchange Commission, marked to the attention of its President.

          To Optionee: At the address set forth on the first page of this Option Agreement.

     (b) Addresses for notice purposes may be changed by notice given in accordance with the terms hereof.

     (c) Any notice contemplated by this Option Agreement shall be deemed given on the date of mailing, as evidenced by certified mail or express mail receipt.

     9. Governing Law. This Option Agreement and the exercise and enforcement of rights hereunder shall be construed in accordance with the laws of the State of New Jersey, without reference to New Jersey conflict of laws principles.

     10. Successors and Assigns. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and Optionee and their respective legal representatives, heirs, successors and assigns. Neither the Company nor Optionee shall assign any rights arising under this Option Agreement without the other's prior written consent. Subject to the preceding sentence, the terms Optionee and the Company, as used herein, shall include the respective legal representatives, heirs, successors and assigns of Optionee and the Company.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Option Agreement this ____ day of _________________________, 1996.


                                        BIG SKY, INC.


                                        By:_____________________________________


                                        PACIFICHEALTH LABORATORIES, INC.


                                        By:_____________________________________


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